SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006 (December 21, 2006)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Knight Capital Group, Inc.

Current Report on Form 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2006, the Registrant entered into an option agreement (the “Option Agreement”) with three senior managers (the “Deephaven Managers”) of the Registrant’s Deephaven Capital Management LLC subsidiary (“Deephaven”) pursuant to which the Deephaven Managers have been granted an option (the “New Option”), exercisable after January 1, 2008 and until December 31, 2012, to obtain a 49% interest in Deephaven (or a new limited liability company to which the Registrant’s interests in Deephaven would be contributed) in exchange for the termination of their new employment contracts which are effective as of January 1, 2007 and the associated profit-sharing bonuses. Exercise of the New Option is conditioned on meeting certain requirements related to minimum assets under management and employee retention. As with the current option agreement between Knight and certain senior managers of Deephaven, the new Option Agreement also provides that in the event of a change of control of the Registrant following January 1, 2007 and prior to December 31, 2012, the Deephaven Managers would have the option (the “Change of Control Option”), in exchange for the termination of their new employment agreements and associated profit-sharing bonuses, to obtain a 51% interest in Deephaven (or a new limited liability company to which the Registrant’s interests in Deephaven would be contributed) or, if the New Option has already been exercised, to increase their 49% interest resulting from the New Option by an additional 2%. In addition, while the New Option and Change of Control Option are in effect, the Option Agreement provides that the Registrant may not sell Deephaven without the approval of the Deephaven Managers.

Upon an exercise of the New Option or the Change of Control Option, a new profit-sharing arrangement will go into effect under which the Registrant will generally receive 50% of the first $60 million, and 25% thereafter, of pre-tax earnings of the Deephaven business prior to profit-sharing. In addition, following an exercise of the New Option or the Change of Control Option, neither the Registrant nor the Deephaven Managers can cause a sale of Deephaven without the consent of the other party, except that the Deephaven Managers may cause such a sale if the total proceeds of such sale exceed $450 million.

The foregoing summary of the Option Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Option Agreement, which is attached as Exhibit 1.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 22, 2006, the Registrant issued a press release which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 22, 2006, Deephaven sent a letter to its investors which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibit 1.1	–	Option Agreement, dated as of December 21, 2006, among Deephaven Managing Partners, LLC, Deephaven
Capital Management LLC, Knight Capital Group, Inc., KFP Holdings I LLC, Matthew Nunn, Colin Smith and
Shailesh Vasundhra.

Exhibit 99.1	–	Press Release of Knight Capital Group, Inc. issued December 22, 2006.

Exhibit 99.2	–	Deephaven investor letter, dated December 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2006

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Option Agreement, dated as of December 21, 2006, among Deephaven Managing Partners, LLC, Deephaven Capital Management LLC, Knight Capital Group, Inc., KFP Holdings I LLC, Matthew Nunn, Colin Smith and Shailesh Vasundhra.

99.1	Press Release of Knight Capital Group, Inc. issued December 22, 2006.

99.2	Deephaven investor letter, dated December 22, 2006.